AMENDMENT TO THE
SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
ARCADIA PRODUCTS, LLC
THIS AMENDMENT (this “Amendment”) to the Second Amended and Restated Limited Liability Company Agreement of Arcadia Products, LLC, a Colorado limited liability company (the “Company”), is entered into by and among the Company and its Members and effective as of December 3, 2024 (the “Amendment Effective Date”). Capitalized terms used but not otherwise defined in this Amendment have the meanings ascribed thereto in the Operating Agreement (as defined below).

WHEREAS, the Company and its Members are parties to that certain Second Amended and Restated Limited Liability Company Agreement dated effective as of February 28, 2023 (the “Operating Agreement”);

WHEREAS, Section 12.10 of the Operating Agreement provides for a Put Option exercisable by delivery of a Put Notice by the Munera Member to the DMC Member not earlier than December 23, 2024; and

WHEREAS, DMC Global Inc. (a DMC Member) (“DMC Parent”) and the Munera Member are parties to that certain Confidentiality Agreement entered into as of September 5, 2024 (the “Confidentiality Agreement”), and in furtherance of the purpose thereof desire to amend the Operating Agreement as set forth in this Amendment.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements set forth herein, and for other consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Members and the Company, in accordance with the Operating Agreement (including, without limitation, Section 14.12 thereof), intending to be legally bound, hereby amend the Operating Agreement and agree as follows:

1.Extension of Put Option; Acceleration of Call Option Qualifying Buyout Transaction.

(a)Notwithstanding anything to the contrary in the Operating Agreement (including, without limitation, Section 12.10(a) thereof): (i) the Put Option is not exercisable, and shall not be exercised, before September 6, 2026 (the “Put Extension Date”); (ii) no Put Notice may be delivered, and a Put Notice shall not be delivered, before the Put Extension Date; and (iii) prior to the Put Extension Date, the Munera Member shall not deliver a Selling Member Notice or Transfer its Units (or propose to Transfer its Units) to any Third Party in a Qualifying Transaction without the prior written consent of DMC Parent.

(b)In the event that DMC Parent consummates a Qualifying Buyout Transaction (as defined below) prior to the Put Extension Date, the Call Option shall be deemed to have been exercised by the DMC Members with the Call Closing to occur (unless the parties otherwise agree) at the offices of DMC Parent at a time designated by the DMC Members on the later of (i) a date within two (2) Business Days of the date such Qualifying Buyout Transaction is consummated; and (ii) fifteen (15) days after the date on which the Option Purchase Price becomes final and binding, with such Call Closing to be treated as effective immediately prior to consummation of the Qualifying Buyout Transaction. No Call Closing pursuant to such deemed exercise of the Call Option shall occur unless and until a Qualifying Buyout Transaction is consummated. Nothing in this Amendment or the Operating Agreement obligates DMC Parent to consummate any Qualifying Buyout Transaction. In the event that DMC Parent abandons, terminates or otherwise cancels any Qualifying Buyout Transaction prior to consummation thereof, the deemed exercise of the Call Option pursuant to this Section 1(b) in connection with any such abandoned, terminated or otherwise cancelled Qualifying Buyout Transaction shall be cancelled, rescinded, revoked, void and of no effect without penalty or liability.

(c)In furtherance of Section 1(b) and in anticipation of a Call Closing that would occur in accordance with and pursuant thereto, following any announcement by DMC Parent of its entry into a definitive written agreement providing for a Qualifying Buyout Transaction (a “QBT Announcement”), DMC Parent will provide to the Munera Member in writing its good faith calculation of the Option Purchase Price for the Option Units (such writing, the “QBT Price Notice”). The QBT Price Notice shall be provided within five (5) Business Days of the QBT Announcement. If the Munera Member has any objections to the calculation of the Option Purchase Price set forth in the QBT Price Notice, the Munera Member may deliver to the DMC Members a statement setting forth each disputed item (each, an “Option Purchase Price Dispute”) and the Munera Member’s proposed calculation thereof (an “Option Purchase Price Dispute Statement”). If an Option Purchase Price Dispute Statement is not delivered to the DMC Members within thirty (30) days after receipt of the QBT Price Notice, then the calculation of the Option Purchase Price set forth in the QBT Price Notice shall be final, binding and non-appealable by the Munera Member. If an Option Purchase Price Dispute Statement is timely delivered, then the DMC Members and the Munera Member shall negotiate in good faith to resolve any Option Purchase Price Disputes, but if they do not reach a final resolution on all Option Purchase Price Disputes within thirty (30) days after the delivery of the Option Purchase Price Dispute Statement (the “QBT Resolution Period”), the DMC Members and the Munera Member shall promptly submit each unresolved Option Purchase Price Dispute to the Accounting Expert to resolve such Option Purchase Price Dispute, and the provisions of Section 12.10(d) of the Operating Agreement shall apply, mutatis mutandis. The “Accounting Expert” shall be a Neutral Accounting Firm selected by mutual agreement of the DMC Parties and the Munera Party; provided, however, that: (i) if, within fifteen (15) days after the end of the QBT Resolution Period, such parties are unable to agree on a Neutral Accounting Firm to act as the Accounting Expert, then each party shall select a Neutral Accounting Firm and such firms together shall select the Neutral Accounting Firm to act as the Accounting Expert, and (ii) if any party does not select a Neutral Accounting Firm within ten (10) days of written demand therefor by the other party, then the Neutral Accounting Firm selected by the other party shall act as the Accounting Expert.

(d)As used herein, the term “Qualifying Buyout Transaction” means the acquisition by any person or group of all of the business segments of DMC Parent, either (i) indirectly, pursuant to an agreement with DMC Parent to acquire all of the outstanding voting securities of DMC Parent (not already held directly or indirectly by the acquiror) by merger, tender offer or otherwise and in one transaction or a series of related transactions or (ii) directly, pursuant to an agreement with DMC Parent to acquire all of the consolidated assets of DMC Parent.

2.Payment. Within three (3) Business Days following execution and delivery of this Amendment by all parties, and as additional consideration for this Amendment, DMC Parent shall pay to the Munera Member a fee of Two Million Five Hundred Thousand Dollars ($2,500,000.00).

3.Informational Meetings. During the period commencing with the Amendment Effective Date and ending on the earlier of (a) the Put Extension Date or (b) the date on which the Munera Member is no longer entitled to designate directors pursuant to Section 5.1(b)(ii)(B) of the Operating Agreement, DMC Parent will make members of its senior management team reasonably available to participate in monthly meetings (which may be held by conference telephone or videoconference) with the Munera Member’s Designated Directors to discuss the Company’s performance and operations.

4.Miscellaneous. In the event of any direct conflict between the provisions of this Amendment and the Operating Agreement, this Amendment will control. Nothing in this Amendment alters or affects any party’s rights, duties, obligations or liabilities under or with respect to the Confidentiality Agreement. This Amendment shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Colorado, without giving effect to the conflict of laws rules thereof that would result in the application of any other jurisdiction’s laws.

5.Effect of Amendment. Except as amended in Section 1 hereof, the Operating Agreement and all terms and conditions thereof shall remain unaltered and in full force and effect and are hereby ratified and confirmed in all respects, as hereinabove amended. Any reference in the Operating Agreement or in any instrument, document or consideration executed or delivered pursuant to the Operating Agreement (or pursuant to the December 2021 Operating Agreement that was superseded) to “this Agreement”, “hereof”, “hereto”, and “hereunder” and similar references thereto shall be deemed and construed to be a reference to the Operating Agreement, as amended by this Amendment.

6.Counterparts; Electronic Delivery. This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. Delivery of executed signature pages hereof by facsimile transmission or other means of electronic transmission (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall constitute effective and binding execution and delivery of this Amendment. Signatures of parties hereto transmitted by facsimile, electronic mail, or other means of electronic transmission (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) are deemed to be their original signatures for all purposes.

[signature page follows]

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the Amendment Effective Date.

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COMPANY

Arcadia Products, LLC

By:	/s/ Michelle Shepston
Michelle Shepston
Vice President

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DMC MEMBERS

DMC Global Inc.

By:	/s/ James O'Leary
James O'Leary
Interim President and CEO

DMC Korea, Inc.

By:	/s/ Michelle Shepston
Michelle Shepston
Vice President
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MUNERA MEMBER

New Arcadia Holdings, Inc.

By:	/s/ Gerard Munera
Gerard Munera
Chief Executive Officer